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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

     We consent to the incorporation by reference in the following Registration Statements

..    Form S-3, No. 333-31306,
..    Form S-8, No. 333-41123,
..    Form S-3, No. 333-48790,
..    Form S-8, No. 333-61559,
..    Form S-8, No. 333-76360,
..    Form S-3, No. 333-82499, and
..    Form S-8, No. 333-87694

     of our report dated December 6, 2002, with respect to the fiscal 2002 consolidated financial statements of Integral Systems, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended September 30, 2002.

                                                           /s/ Ernst & Young LLP

McLean, Virginia
December 12, 2002